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Engility Reports Third Quarter 2016 Results

•	Third quarter 2016 book-to-bill ratio of 2.2x; good start to fourth quarter 2016 bookings
•	Cash flow from operations of $32 million in the third quarter of 2016
•	Third quarter 2016 revenue of $512 million

CHANTILLY, VA – November 1, 2016 - Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the third quarter ended September 30, 2016.

CEO Commentary

“In the third quarter, we reported solid results and generated record contract awards that drove our year-to-date book-to-bill ratio to 1.4x,” said Lynn Dugle, Chief Executive Officer of Engility. “We made significant progress on our other strategic objectives as we successfully refinanced our debt, which will enhance future cash flow and profitability, and strengthened our senior leadership team.”

Third Quarter 2016 Results

Total revenue for the third quarter of 2016 was $512 million. GAAP operating income was $37 million and GAAP operating margin was 7.2%. GAAP net loss attributable to Engility was $17 million, or $0.46 per diluted share. Cash flow from operating activities was $32 million.

Adjusted operating income was $44 million and adjusted operating margin was 8.6%. Adjusted net income attributable to Engility was $19 million, or $0.52 per diluted share. Adjusted EBITDA was $49 million and adjusted EBITDA margin was 9.6%.

Engility's adjusted results for net income, operating income and EBITDA exclude $1 million of acquisition and integration costs. Adjusted operating income and adjusted net income also exclude $6 million of amortization of intangible asset expenses associated with the TASC and DRC acquisitions. In addition, adjusted net income excludes $28 million of bank refinancing transaction fees and the non-cash write-off of previously capitalized fees associated with Company’s prior credit facilities, which is included in interest expense. Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators for the Third Quarter of 2016

•	Book-to-bill ratio was 2.2x on net bookings of $1.1 billion.
•	Total backlog was $3.7 billion and funded backlog was $702 million.
•	Days sales outstanding (DSO), net of advanced payments, was 56 days.

Significant Third Quarter 2016 Contract Awards

•	Awarded more than $500 million in single award classified contracts that previously were under protest and resolved in the Company’s favor.
•

Awarded a $112 million single-award indefinite delivery/indefinite quantity (IDIQ) contract by the Food and Drug Administration (FDA) Scientific Computing Board and Office of Information Management and Technology. Through this contract, Engility will help the FDA build fast, reliable and adaptable high performance computing architectures that accommodate analyses of complex data sets. These capabilities are critical to answer FDA’s front-line needs, such as rapid genomics analyses that address emerging threats to America’s food supply and adverse event studies of new personalized medicine therapies.

•

Awarded a $71 million contract by the Naval Air Warfare Center Aircraft Division. As part of the contract, Engility will assess the technical performance, suitability and risks of aircraft, weapon and integrated systems. The Engility team also will perform systems engineering, analysis, development, integration and testing for the introduction of warfare systems into naval aircraft.

Fourth Quarter 2016 Contract Award Activity

•

Since the end of the third quarter of 2016, Engility was awarded a contract with a ceiling value of $369 million by the U.S. Department of Transportation’s Volpe National Transportation Systems Center to provide engineering and technical services, as well as financial and program management services. Under this contract, Engility will support the Federal Aviation Administration Air Traffic Organization’s Program Management Office efforts to modernize our country’s air traffic management system, known as NextGen.

Recent Executive Appointments

•

Michael Grasso has been appointed senior vice president for business development and strategic planning in August 2016. Grasso joins Engility after a successful 35-year tenure at Lockheed Martin. During his tenure at Lockheed Martin, Grasso served as vice president of Business Development for its Information Systems & Global Services’ Civil Business segment, a multi-billion dollar division. Mike has built talented and very successful business development teams that have supported a range of Federal customers, including NASA, the Department of Defense, Department of Homeland Security, the FBI and Veterans Affairs.

•

Debra Scheider was appointed senior vice president of Contracts in October 2016. Scheider joins Engility after a distinguished career in the intelligence community and the Department of Defense. Debra served as the director of Contracts and the senior procurement executive at the National Reconnaissance Office (NRO) for over ten years where she managed contract acquisition planning, selection and execution. Prior to her role at the NRO, Scheider held contracting leadership positions at the Central Intelligence Agency.

Fiscal Year 2016 Guidance

Based on Engility’s financial results for the first nine months of 2016 and its outlook for the remainder of the year, the Company is updating the fiscal year 2016 guidance it issued on August 1, 2016. The Company is narrowing its revenue guidance range, and increasing its adjusted diluted EPS guidance range as a result of interest expense savings related to its debt refinancing. The Company is lowering its GAAP diluted EPS and operating cash flow guidance ranges due to fees and expenses it incurred as a result of its debt refinancing (see footnote 2 below). The Company’s adjusted EBITDA guidance range remains unchanged. The table below summarizes the Company’s fiscal year 2016 guidance.

	Current Outlook for FY 2016 (2)	Prior Outlook FY 2016
Revenue	$2.05 billion - $2.1 billion	$2.05 billion - $2.15 billion
GAAP Diluted EPS (1) (2)	$(0.12) - $(0.02)	$0.08 - $0.23
Adjusted Diluted EPS (1) (2)	$1.56 - $1.66	$1.18 - $1.33
Adjusted EBITDA (1)	$182 million - $190 million	$182 million - $190 million
GAAP operating cash flow (2)	$85 million - $95 million	$105 million - $115 million

(1) 2016 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 37.5 million. GAAP diluted EPS assumes a full-year tax benefit of approximately $2 million. Adjusted diluted EPS assumes total cash tax payments of approximately $1 million. The adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $38 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC acquisition.

(2) GAAP diluted EPS guidance now includes approximately $28 million of bank refinancing transaction fees and the non-cash write-off of previously capitalized fees associated with Company’s prior credit facilities. Operating cash flow guidance now includes $22 million in cash debt refinancing transaction fees, offset in part by $9 million in cash interest expense savings from August 15, 2016 through December 31, 2016. Adjusted diluted EPS is positively impacted by the $9 million in cash interest expense savings.

Non-GAAP Measures

Certain Definitions

“Adjusted Operating Income” represents Operating Income before adjustments related to the amortization of intangible assets.

“Adjusted Operating Margin” represents Adjusted Operating Income divided by revenue.

“Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA)” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items.

“Adjusted EBITDA Margin” represents Adjusted EBITDA divided by revenue.

“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets, and (ii) amortization or write-off of debt issuance costs and write-off of original issue discount, net of the tax effect where appropriate calculated using an assumed effective tax rate.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.

Use of Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. Generally Accepted Accounting Principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2016 Guidance” above, reconciliation of Adjusted EBITDA and Adjusted Diluted EPS guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile Adjusted EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. We are unable to reconcile Adjusted Diluted EPS to GAAP EPS due to our inability to predict with reasonable accuracy our future stock price, share count and net income that could be impacted by the timing of any restructuring efforts for the remainder of fiscal 2016. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. The variability of the above charges may result in an unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference Call Information

Engility will host a conference call at 8:30 a.m. Eastern Time on November 1, 2016 (today), to discuss the financial results for its third quarter 2016 and its fiscal year 2016 guidance.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes the Company’s 2016 third quarter results and its fiscal year 2016 guidance. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 98390559.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through November 8, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 98390559.

About Engility

Engility (NYSE: EGL), a leading provider of mission-critical and highly technical services to the U.S. government, is engineered to make a difference. Built on a five-decade commitment to our customers and our country, Engility delivers world-class performance, efficiency and value in a broad range of services, including engineering and technology life cycle support, program and business support and specialized technical consulting. Headquartered in Chantilly, Virginia, and with offices around the world, Engility supports customers throughout the defense, intelligence, space, federal civilian and international communities, drawing on our intimate understanding of customer needs, our deep domain expertise and our highly skilled employees to develop and deliver on-target solutions. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Eric Ruff Engility Holdings, Inc. (703) 375-6463 eric.ruff@engilitycorp.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 375-4221 dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$511,800	$570,459	$1,570,011	$1,548,601
Costs and expenses
Cost of revenue	435,594	486,382	1,341,826	1,316,482
Selling, general and administrative expenses	39,337	49,578	129,780	159,493
Total costs and expenses	474,931	535,960	1,471,606	1,475,975
Operating income	36,869	34,499	98,405	72,626
Interest expense, net	50,855	31,261	109,358	80,589
Other income (expenses), net	—	15	(82)	44
Income (loss) before income taxes	(13,986)	3,253	(11,035)	(7,919)
Provision (benefit) for income taxes	1,348	(1,661)	2,370	(15,662)
Net income (loss)	(15,334)	4,914	(13,405)	7,743
Less: Net income attributable to non-controlling interest	1,423	1,264	4,088	4,364
Net income (loss) attributable to Engility	$(16,757)	$3,650	$(17,493)	$3,379

Earnings (loss) per share attributable to Engility
Basic	$(0.46)	$0.10	$(0.48)	$0.10
Diluted	$(0.46)	$0.10	$(0.48)	$0.10

Weighted average number of shares outstanding
Basic	36,735	36,623	36,726	32,527
Diluted	36,735	37,136	36,726	33,065

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$60,687	$30,022
Receivables, net	355,275	381,760
Prepaid income taxes	5,469	5,003
Assets held for sale	2,313	—
Other current assets	27,327	24,655
Total current assets	451,071	441,440
Property, plant and equipment, net	48,624	44,120
Goodwill	1,093,178	1,093,178
Identifiable intangible assets, net	408,392	436,627
Deferred tax assets	229,370	235,397
Other assets	3,368	3,211
Total assets	$2,234,003	$2,253,973
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$8,447
Accounts payable, trade	57,245	54,345
Accrued employment costs	112,125	81,711
Accrued expenses	73,356	82,765
Advance payments and billings in excess of costs incurred	36,833	49,205
Deferred income taxes, current and income tax liabilities	327	695
Other current liabilities	35,063	36,293
Total current liabilities	341,896	313,461
Long-term debt	1,054,593	1,094,029
Income tax liabilities	67,048	68,000
Other liabilities	74,220	72,350
Total liabilities	$1,537,757	$1,547,840
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 30, 2016 or December 31, 2015	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,773 and 36,735 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	368	368
Additional paid-in capital	1,236,636	1,231,584
Accumulated deficit	(548,388)	(530,895)
Accumulated other comprehensive loss	(4,898)	(7,229)
Non-controlling interest	12,528	12,305
Total equity	696,246	706,133
Total liabilities and equity	$2,234,003	$2,253,973

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Operating activities:
Net income (loss)	$(13,405)	$7,743
Share-based compensation	7,073	9,351
Depreciation and amortization	35,951	42,244
Loss on disposal of property, plant and equipment	52	674
Bad debt expense	284	—
Loss on extinguishment of debt	4,642	—
Amortization of bank debt fees	3,428	10,858
Deferred income taxes	4,190	12,198
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	26,202	46,034
Other assets	(3,296)	19,890
Accounts payable, trade	2,777	(22,113)
Accrued employment costs	30,413	(34,369)
Accrued expenses	(5,930)	(1,762)
Advance payments and billings in excess of costs incurred	(12,372)	3,658
Other liabilities	4,735	(33,870)
Net cash provided by operating activities	84,744	60,536
Investing activities:
Acquisitions, net of cash acquired	—	25,478
Capital expenditures	(17,942)	(12,600)
Net cash (used in) provided by investing activities	(17,942)	12,878
Financing activities:
Gross borrowings from issuance of long-term debt	1,180,000	585,000
Repayment of long-term debt	(1,199,018)	(376,553)
Gross borrowings from revolving credit facility	73,000	157,000
Repayments of revolving credit facility	(73,000)	(115,000)
Debt issuance costs	(9,988)	(42,425)
Equity issuance costs	—	(2,590)
Proceeds from share-based payment arrangements	214	279
Payment of employee withholding taxes on share-based compensation	(1,777)	(8,017)
Excess tax deduction on share-based compensation	—	5,061
Dividends paid	(1,703)	(204,300)
Distributions to non-controlling interest member	(3,865)	(3,094)
Net cash used in financing activities	(36,137)	(4,639)
Net change in cash and cash equivalents	30,665	68,775
Cash and cash equivalents, beginning of period	30,022	7,123
Cash and cash equivalents, end of period	$60,687	$75,898

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating income	$36,869	$34,499	$98,405	$72,626

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	926	5,177	7,627	32,770
Acquisition-related intangible amortization	6,334	10,796	21,953	25,968
Legal and settlement costs	—	1,586	—	1,740
Total adjustments	7,260	17,559	29,580	60,478
Adjusted operating income	$44,129	$52,058	$127,985	$133,104

Operating margin	7.2%	6.0%	6.3%	4.7%
Adjusted operating margin	8.6%	9.1%	8.2%	8.6%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GAAP net income (loss) attributable to Engility	$(16,757)	$3,650	$(17,493)	$3,379
Net income attributable to non-controlling interest	1,423	1,264	4,088	4,364

GAAP net income (loss)	(15,334)	4,914	(13,405)	7,743
Provision (benefit) for income taxes	1,348	(1,661)	2,370	(15,662)
Income tax rate	(9.6)%	(51.1)%	(21.5)%	197.8%

GAAP income (loss) before taxes	(13,986)	3,253	(11,035)	(7,919)

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	926	5,177	7,627	32,770
Acquisition-related intangible amortization	6,334	10,796	21,953	25,968
Legal and settlement costs	-	1,586	-	1,740
Cash interest expensed in the refinancing	22,246	-	22,246	-
Bank fees previously capitalized and included in interest expense	5,410	-	5,410	4,602
Total adjustments	34,916	17,559	57,236	65,080

Adjusted income before income tax	20,930	20,812	46,201	57,161
Cash paid (received) for income taxes	89	(3,173)	973	1,075
Adjusted income tax rate	0.4%	(15.2)%	2.1%	1.9%

Adjusted net income	20,841	23,985	45,228	56,086
Less: Net income attributable to non-controlling interest	1,423	1,264	4,088	4,364
Adjusted net income attributable to Engility	$19,418	$22,721	$41,140	$51,722

Diluted earnings (loss) per share attributable to Engility
GAAP	$(0.46)	$0.10	$(0.48)	$0.10
Adjusted	$0.52	$0.61	$1.10	$1.56

Diluted weighted average number of shares outstanding
GAAP	36,735	37,136	36,726	33,065
Adjusted	37,601	37,136	37,432	33,065

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$(15,334)	$4,914	$(13,405)	$7,743

Interest, taxes, and depreciation and amortization
Interest expense	50,855	31,261	109,358	80,589
Provision (benefit) for income taxes	1,348	(1,661)	2,370	(15,662)
Depreciation and amortization	11,309	16,751	35,951	42,244
Loss on disposal of property, plant and equipment	52	674	52	674
EBITDA	48,230	51,939	134,326	115,588

Adjustments to EBITDA
Acquisition and restructuring-related expenses, excluding amortization	926	5,177	7,627	32,770
Legal and settlement costs	-	1,586	-	1,740
Adjusted EBITDA	$49,156	$58,702	$141,953	$150,098

EBITDA Margin	9.4%	9.1%	8.6%	7.5%
Adjusted EBITDA Margin	9.6%	10.3%	9.0%	9.7%